200 Connell Drive

Berkeley Heights, NJ 07922

Genta Announces Presentation of New Clinical and Preclinical Data
on Genasense® at AACR-NCI-EORTC “Targets” Conference

BERKELEY HEIGHTS, NJ – October 18, 2007 – Genta Incorporated (NASDAQ: GNTA) announced that new clinical and preclinical data on Genasense® (oblimersen sodium) Injection, its lead anticancer compound, will be presented at the “Molecular Targets and Therapeutics” conference that will take place from October 22-26, 2007 in San Francisco, CA. The “Targets” meeting is jointly sponsored by the U.S. National Cancer Institute (NCI), the American Association for Cancer Research (AACR), and the European Organization for the Research and Treatment of Cancer (EORTC).

Titles and dates of the presentations include the following:

#A180: Bcl-2 antisense oligodeoxynucleotides and GSH depletion-induced sensitization to chemotherapy lead to complete regression of A375 melanoma xenografts. Presenter: S. Menal, University of Valencia. October 23, 2007.

#A166: Phase 1 pharmacokinetic and pharmacodynamic study of oblimersen (Genasense) administered as a weekly 2-hr intravenous infusion. Presenter: A. Tolcher, South Texas Accelerated Research Therapeutics, San Antonio, TX. October 23, 2007.

About Genasense

Genasense inhibits production of Bcl-2, a protein made by cancer cells that is thought to block chemotherapy-induced apoptosis (programmed cell death). By reducing the amount of Bcl-2 in cancer cells, Genasense may enhance the effectiveness of current anticancer treatment. Genta is pursuing a broad clinical development program with Genasense evaluating its potential to treat various forms of cancer.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer. The Company’s research platform is anchored by two major programs: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company’s lead compound from its DNA/RNA Medicines program. Genta is currently recruiting patients for a global Phase 3 trial of Genasense in patients with advanced melanoma. The leading drug in Genta’s Small Molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer related hypercalcemia that is resistant to hydration. The Company has developed an oral formulation of the active ingredient in Ganite that is currently undergoing initial clinical trials as a potential treatment for diseases associated with accelerated bone loss. Genta is partnered with IDIS (www.idispharma.com) on a program whereby both Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States. For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements. There are a number of factors that could cause actual results and developments to differ materially. For a discussion of those risks and uncertainties, please see the Company’s Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:

Brian Korb

The Trout Group

908-286-3980

info@genta.com